EXHIBIT 10.10

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (“Agreement”) is made as of May 1, 2019 (“Effective Date”) by and between LGBTQ Loyalty Holdings, Inc. (f/k/a “LifeApps Brands, Inc.”) a Delaware corporation (the “Company”) and Beacon Media Interactive, Inc., a California corporation (“Consultant”). Capitalized terms used but not defined herein shall have the meanings given to shares in the Management and Consulting Agreement dated as of May 1, 2019 between the Company and the Consultant (the “Management and Consulting Agreement”).

WHEREAS, Company and Consultant have entered into that certain Management and Consulting Agreement dated of even date herewith, whereby Consultant has agreed to provide certain services for the Company (the “Services”);

WHEREAS, as a material inducement to Consultant’s provision of Services, the Company has agreed to grant to Consultant certain Shares (as defined below);

NOW, TEHREFORE, in consideration of the foregoing recitals and the terms and conditions set forth herein, the parties hereto agree as follows:

1. Grant of Shares. Pursuant to, and subject to, the terms and conditions set forth herein, and the Compensation Addendum to the Management and Consulting Agreement, the Company hereby agrees to issue to the Consultant’s designee, Beacon Media Holdings, LLC,an affiliated entity, on a monthly basis, such number of shares of the Company’s restricted common stock (“Shares”) due to Consultant for Services rendered by Consultant under the Management and Consulting Agreement during the previous month in the amounts set forth in the Compensation Addendum to the Management and Consulting Agreement. Such shares shall be issued as soon as practicable following each month in which Services have been provided and shall be fully paid and non-assessable when issued. For purposes of this Agreement, reference to Consultant shall mean or include, where applicable, Beacon Media Holdings, LLC.

2. Consideration. The grant of Shares will be made in consideration of the Services rendered by the Consultant to the Company. The Company has agreed to grant and Consultant has agreed to accept the equivalent of 50% of Consultant’s base compensation and all bonuses due to Consultant under the Management and Consulting Agreement as Shares subject to the terms and conditions of this Agreement and the Management and Consulting Agreement, the terms and conditions of which are expressly incorporated by reference as if fully set forth herein.

3. Consultant Invoices. Throughout the Term of the Management and Consulting Agreement, Consultant shall provide Company with invoices at the beginning of each month setting forth the cash and stock compensation owed for Services based upon the applicable project Phase as set forth in the Compensation Addendum of the Management and Consulting Agreement. All cash payment are payable monthly in advance while all stock payments are payable monthly based upon Services provided during the prior month. In addition to the base monthly compensation for Services, bonus compensation in the form of Shares will be available based on the achievement of performance objectives over (3) Phases as set forth in the Compensation Addendum of the Management and Consulting Agreement. At the end of each Phase, Consultant shall provide an invoice to the Company with a description of the deliverables achieved. The number of bonus Shares, if any, to be issued upon completion of each Phase will depend on the extent to which the deliverables established in the Initial Statement of Work annexed to the Management and Consulting Agreement are attained within the applicable performance periods set forth in the Compensation Addendum. All of the Shares issued to Consultant shall have been fully earned when issued and will not be subject to any vesting requirements.

4. Termination of Consulting Agreement. Upon any termination of the Management and Consulting Agreement, Consultant shall be entitled to receive all Shares due to Consultant for Services rendered through the effective date of termination.

5. Shareholder Rights; Limitations

5.1. Shareholder Rights. Except as otherwise provided in this Agreement, Consultant shall be deemed to own all Shares issuable to Consultant as the result of Services provided during the prior month on the 1st day of the present month regardless of when the certificate for the Shares is actually issued and provided to Consultant. Accordingly, Consultant shall have the right to vote the Shares and to receive any cash dividends or other distributions paid or made with respect to such Shares on or after the deemed date of ownership.

5.2. Compliance with Law. Under no circumstances shall Shares or other assets be issued or delivered to Consultant pursuant to the provisions of this Agreement unless and until, in the opinion of counsel for the Company or its successors, there shall have been compliance with all applicable requirements of the federal and state securities laws, all applicable listing requirements of any securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

6. Representations And Warranties Of Consultant

6.1. Investment Intent. This Agreement is made with Consultant in reliance upon his representation to the Company, which by his acceptance hereof he confirms, that the Shares are being acquired for investment for an indefinite period of time for Consultant’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Consultant has no present intention of selling, granting participation in, or otherwise distributing the same. Consultant represents and warrants that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares.

6.2. Restricted Securities. Consultant understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the Act which are predicated, in part, on his representations set forth herein. Consultant understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least six months from the date of issuance of the Shares and even then will not be saleable unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made in accordance with such terms and conditions.

6.3. Information Concerning Company. Consultant has heretofore discussed the Company and its plans, operations and financial condition with the Company’s officers, and has heretofore received all such information Consultant has deemed relevant in making an investment in the Shares, and Consultant has received from the Company answers in response to all inquiries in respect thereof.

6.4. Economic Risks. Consultant realizes that the acquisition of the Shares will be a highly speculative investment and involve a high degree of risk, and Consultant is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Consultant’s investment.

6.5. Limitations on Disposition. Consultant agrees that in no event will it make a disposition of any of the Shares, unless and until (a) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) it shall have furnished the Company, if required, with an opinion of counsel satisfactory to counsel for the Company to the effect that appropriate action necessary for compliance with the Act has been taken.

6.6. Legends. All certificates representing any Shares of the Company subject to the provisions of this Agreement shall bear a legend in such form as the Company deems appropriate to reflect the restrictions on transferability contained herein, including any legend reasonably required to be placed thereon by applicable state and federal securities laws or any stock exchange on which the shares of common stock are then listed or quoted.

7. Interpretation

7.1. Integration. This Agreement between the parties constitutes the entire contract between the parties hereto with regard to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein, in the Management and Consulting Agreement, and attachments thereto. Consultant hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Consultant or the Shares pursuant to the express provisions of this Agreement.

7.2. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

7.3. Severability; No Waiver. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

7.4. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and their respective successors and assigns and Consultant’s legal representatives, heirs, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party of this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

7.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

COMPANY:		CONSULTANT:

LGBTQ Loyalty Holdings, Inc.,		Beacon Media Interactive, Inc.,
a Delaware corporation		a Wyoming corporation

By:	/s/ Robert Blair	By:	/s/ Von Raees
	Robert Blair, CEO		Von Raees, CEO

Date:	June 4, 2019	Date:	June 4, 2019

[SIGNATURE PAGE TO RESTRICTED STOCK GRANT AGREEMENT]

5